As filed with the Securities and Exchange Commission on July 24, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	85-3475290 (I.R.S. Employer Identification Number)
106 Glendale Drive, Suite A
Lead, SD 57754
Telephone: (605) 717-2540
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Amy Koenig
Chief Legal Officer and Corporate Secretary
106 Glendale Drive, Suite A
Lead, South Dakota 57754
Telephone: (605) 717-2540
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Brian Boonstra
Davis Graham & Stubbs LLP
3400 Walnut Street, Suite 700
Denver, CO 80205
(303) 892-9400
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 24, 2025
PROSPECTUS
Dakota Gold Corp.
$250,000,000
Common Stock
Warrants
Units
We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $250,000,000.
This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on the NYSE American stock exchange (the “NYSE American”) under the symbol “DC.” On July 23, 2025, the last reported sale price of our common stock as reported on the NYSE American was $4.20 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.
Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 2 and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part and you may obtain copies of those documents as described later in this prospectus under the heading “Where You Can Find More Information.”
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Dakota Gold Corp., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, that address activity, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “proposed,” “should,” “will,” “would” and similar terms, phrases, and expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
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our businesses and prospects and our overall strategy

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the progress, potential and uncertainties of the Company’s exploration program;

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our planned exploration activities across our portfolio of exploration targets;

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our planned or estimated capital expenditures for exploration and general and administrative costs;

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government regulations, including our ability to obtain, and the timing of, necessary government permits and approvals;

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expectations regarding the availability of our liquidity and capital resources, and our ability to scale down spending if sufficient resources are not available;

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our ability to obtain financing as needed and the terms of such financing transactions;

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progress in developing our projects and the timing of that progress; and

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attributes and future values of the Company’s projects or other interests, operations or rights.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation risks associated with or related to:
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lack of defined mineral reserve estimates prepared in accordance with Subpart 1300 of Regulation S-K;

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the failure to successfully execute management’s strategy and manage our growth;

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our limited operating history and history of losses, including the potential for future losses;

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uncertainty as to future production at our mineral exploration and development properties;

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our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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ownership of surface rights at our Black Hills Property;

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mining exploration and development risks, including risks related to regulatory approvals, operational hazards and accidents, equipment breakdowns, labor and contractor disputes, contractual disputes related to exploration properties, unanticipated or increased operating costs and other unanticipated difficulties;

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potential health risks associated with mining and mineral exploration;

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fluctuations in commodity prices;

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future adverse legislation regarding the mining industry and climate change;

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uncertainties associated with potential litigation matters, including environmental lawsuits;

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our land reclamation requirements;

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our ability to maintain the adequacy of internal control over financial reporting;

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adverse technological changes and cybersecurity threats;

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title in our properties;

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competition in the gold and silver mining industries;

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economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets;

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our ability to attract and retain key management and mining personnel necessary to successfully operate and grow our business;

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volatility in the market price of our listed securities; and

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other factors set forth under “Risk Factors” of our most recently filed Annual Report on Form 10-K.

Many of these factors are beyond our ability to control or predict. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

DAKOTA GOLD CORP.
We are engaged in the business of acquisition and exploration of mineral properties within the Homestake Gold District of the Black Hills of South Dakota. To date, while no development or mining activities have commenced, our strategy is to move projects from exploration to development and finally into production as results of exploration may dictate. Our management and technical teams have extensive mining and exploration experience, much of it in the Homestake District, and we intend to leverage our experience together with our business presence in South Dakota to create value for our stakeholders.
Our principal executive offices are located at 106 Glendale Drive, Suite A, Lead, South Dakota, 57754 and our telephone number at that address is (605) 717-2540. Our web site address is www.dakotagoldcorp.com. Information on our website is not incorporated in this prospectus and is not part of this prospectus, unless otherwise stated.
We were incorporated as JR Resources Corp. on November 15, 2017 under the Business Corporations Act (British Columbia, Canada). On May 22, 2020, we completed the domestication process and changed our registration from the Province of British Columbia, Canada to the State of Nevada, including a name change to “Dakota Gold Corp.” On March 31, 2022, we completed a merger with Dakota Territory Resource Corp., a Nevada corporation. On May 14, 2024, following the receipt of approval by our shareholders, we changed our state of incorporation from the State of Nevada to the State of Delaware.

RISK FACTORS
Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, project development activities, exploration activities and investments. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.
We will not receive any proceeds in the event that securities are sold by a selling securityholder unless otherwise indicated in the applicable prospectus supplement or other offering material.

DESCRIPTION OF CAPITAL STOCK
The following description of common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.
As of the date of this prospectus, our authorized capital stock consisted of 300,000,000 shares of common stock, par value $0.001 per share. As of July 15, 2025, there were 112,272,657 shares of our common stock issued and outstanding.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of our common stock have the sole right to vote. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action (other than an amendment to our certificate of incorporation) requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.
Dividends
The holders of our common stock are titled to receive dividends, if declared by our board, out of funds legally available.
Liquidation
In the event of liquidation, dissolution or winding up of our affairs, the holders of our common stock are titled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock will have and possess all rights pertaining to our capital stock, subject to the preferences, qualifications, limitations, voting rights and restrictions with respect to any series of preferred stock that may be issued with any preference or priority over our common stock. The transfer agent and registrar for our common stock is Odyssey Trust Company. Its address is 350 – 409 Granville St, Vancouver, BC, V6C 1T2, Canada. Our common stock is listed on the NYSE American under the symbol “DC.”

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW
Some provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors (the “Board”). They are also intended to provide our management with flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware (“DGCL”). Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by our Board pursuant to adoption of a resolution.
Election and Removal of Directors
Our certificate of incorporation and bylaws contain provisions that establish specific procedures for appointing members of the Board. In addition, our certificate of incorporation and bylaws provide that, subject to the rights of holders of our preferred stock, vacancies and newly created directorships on the Board may be filled only by a majority of the directors then serving on the Board (except as otherwise required by law or by resolution of the Board).
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
No Cumulative Voting
Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our Board based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.
Authorized but Unissued Shares
Our authorized but unissued common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our certificate of incorporation is silent on forum selection. Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine. If any action within the scope the exclusive forum bylaw provision is filed in a court other than one located within the State of Delaware in the name of a stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce such bylaw provision and (ii) having service of process made upon such stockholder by service upon such stockholder’s counsel in a court other than one located within the State of Delaware as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase our common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

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the manner of exercise of the warrants, including any cashless exercise rights;

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the warrant agreement under which the warrants will be issued;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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anti-dilution provisions of the warrants, if any;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

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the manner in which the warrant agreement and warrants may be modified;

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the identities of the warrant agent and any calculation or other agent for the warrants;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the series of warrants being offered.
Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the unit agreement relating to the series of units being offered.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:
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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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through agents;

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directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

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in at-the-market offerings within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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in a rights offering;

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as a dividend or distribution to our existing stockholders or other securityholders;

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through a combination of any such methods of sale; or

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through any other methods permitted by applicable law and described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:
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the name or names of any underwriters, if, and if required, any dealers or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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the public offering price;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any commissions paid to agents;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed or traded.

Underwriters, Agents and Dealers
We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.
We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.
If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No member firm of the Financial Industry Regulatory Authority (“FINRA”) may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.
We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on the NYSE American. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Dakota Gold Corp. appearing in Dakota Gold Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.
We make available free of charge on or through our website at www.dakotagoldcorp.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.
Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.dakotagoldcorp.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC.
We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of our Current Reports on Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2025 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•
our Current Reports on Form 8-K filed with the SEC on February 6, 2025, February 21, 2025, March 24, 2025, May 13, 2025, May 19, 2025 and July 7, 2025; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 31, 2022, including any amendment or reports filed for the purposes of updating such description.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of our Current Reports on Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:
Dakota Gold Corp.
Attention: Corporate Secretary
106 Glendale Drive, Suite A, Lead, South Dakota, 57754
(605) 906-8363
You may also access the documents incorporated by reference in this prospectus through our website at www.dakotagoldcorp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$250,000,000
Common Stock
Warrants
Units
PROSPECTUS
           , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The fees and expenses payable by us in connection with this registration statement are estimated as follows:
Securities and Exchange Commission Registration Fee	$38,275
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	30,000
Printing Fees and Expenses	5,000
Total	$88,275
Item 15.   Indemnification of Directors and Officers.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which they were or are a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation and bylaws provide that it will indemnify to the fullest extent permitted by law, as it now exists or may hereafter be amended, any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the Company or any predecessor of the Company or, while a director or officer, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (each, an “Indemnified Person”), against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification (by means of legal action or otherwise). Notwithstanding the preceding sentence, the Company shall be required to indemnify a person in connection with an Action (or part thereof) commenced by such person only if the commencement of such Action (or part thereof) by the person was authorized in the specific case by the Company’s Board of Directors.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.   Exhibits.
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1	Plan of Conversion of Dakota Gold Corp., dated February 13, 2024 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 17, 2024).
3.1	Certificate of Conversion of Dakota Gold Corp., as filed with the Secretary of State of Delaware on May 14, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 17, 2024).
3.2	Articles of Conversion of Dakota Gold Corp., as filed with the Secretary of State of Nevada on May 14, 2024 (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed on May 17, 2024).
3.3	Certificate of Incorporation of Dakota Gold Corp., as filed with the Secretary of State of Delaware on May 14, 2024 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on May 17, 2024).
3.4	Delaware Bylaws of Dakota Gold Corp. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on May 17, 2024).
4.1*	Form of Warrant Agreement and Warrant Certificate.
4.2*	Form of Unit Agreement.
5.1**	Opinion of Davis Graham & Stubbs LLP.
23.1**	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1 hereto).
23.2**	Consent of Ernst & Young LLP.
23.3**	Consent of Qualified Person — M3 Engineering and Technology Corp.
23.4**	Consent of Qualified Person — M3 Engineering and Technology Corp.
23.5**	Consent of Qualified Person — Independent Mining Consultants, Inc.
23.6**	Consent of Qualified Person — Woods Process Service, LLC.
23.7**	Consent of Qualified Person — RESPEC Company, LLC.
23.8**	Consent of Qualified Person — RESPEC Company, LLC.
24.1**	Power of Attorney (included in the signature page).
96.1	S-K 1300 Initial Assessment and Technical Report Summary for Richmond Hill Gold Project, dated July 7, 2025 (incorporated by reference to Exhibit 96.1 to the Current Report on Form 8-K filed on July 7, 2025).
107**	Filing Fee Table.

*
To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

**
Filed herewith

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on July 24, 2025.
DAKOTA GOLD CORP.
By:
/s/ Robert Quartermain

Name:
Robert Quartermain

Title:
Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY
Each of the undersigned hereby constitutes and appoints Amy Koenig and Shawn Campbell, each acting alone, as their true and lawful attorney-in-fact and agent, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Robert Quartermain Robert Quartermain	Chief Executive Officer (Principal Executive Officer) and Co-Chairman	July 24, 2025
/s/ Shawn Campbell Shawn Campbell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 24, 2025
/s/ Stephen O’Rourke Stephen O’Rourke	Managing Director and Co-Chairman	July 24, 2025
/s/ Gerald Aberle Gerald Aberle	Director	July 24, 2025
/s/ Jennifer Grafton Jennifer Grafton	Director	July 24, 2025
/s/ Todd Kenner Todd Kenner	Director	July 24, 2025
/s/ Kevin Puil Kevin Puil	Director	July 24, 2025
/s/ Alice Schroeder Alice Schroeder	Director	July 24, 2025